EXHIBIT 99.1

Stay Agreement With City of Nashua Expires Without Reaching Comprehensive Settlement

Pennichuck to Begin Preparing for Resumption of Eminent Domain Proceedings

MERRIMACK, N.H., July 16, 2007 (PRIME NEWSWIRE) -- Pennichuck Corporation (Nasdaq:PNNW) today announced that its Stay Agreement with the City of Nashua, New Hampshire, has expired without the parties having reached a settlement of their eminent domain dispute. As previously disclosed, shortly after commencing a hearing before the New Hampshire Public Utilities Commission (the "NHPUC") in January 2007 to determine the merits of Nashua's eminent domain case, Pennichuck and Nashua announced a 120-day postponement of the proceedings in order to engage in confidential discussions regarding a possible comprehensive settlement. In May 2007, that postponement period was extended for an additional 61 days to today, July 16. In the proceedings before the NHPUC, Nashua is seeking NHPUC approval to acquire by eminent domain all or a significant portion of the assets of Pennichuck Water Works, Inc., Pennichuck's principal subsidiary. Pennichuck Water provides potable water for domestic, industrial, commercial and fire protection service to customers in Nashua and other southern New Hampshire communities.

Commenting on this development, Duane C. Montopoli, Pennichuck's President and Chief Executive Officer, said, "Pennichuck very much appreciates the time the NHPUC afforded the parties to pursue a comprehensive settlement of the eminent domain dispute. We and the City worked earnestly over the last six months to try to craft a settlement but, in the end, the parties were unable to overcome all the complex issues that needed to be resolved in order to enter into an agreement. Pennichuck will now begin to prepare for resumption of the eminent domain merits hearing before the NHPUC. Our Board of Directors remains willing to consider any future comprehensive settlement proposals the City of Nashua may wish to make but, to our knowledge, none are currently pending. We remain vehemently opposed to the City's proposed eminent domain taking of Pennichuck Water assets. We steadfastly believe that such a taking would not be in the public interest and we are confident about the merits of our case before the NHPUC."

The NHPUC has not determined when the merits hearing will resume although it has reserved a number of possible hearing dates beginning in late August and ending in late October or early November of this year.

Pennichuck Corporation is a holding company involved principally in the supply and distribution of potable water in southern and central New Hampshire through its three regulated water utilities. Its non-regulated, water-related activities include operations and maintenance contracts with municipalities and private entities in New Hampshire and Massachusetts. The Company's real estate operations are involved in the ownership, management and development of real estate in the greater Nashua, New Hampshire areas.

Pennichuck Corporation's common stock trades on the Nasdaq Stock Exchange under the symbol "PNNW." The Company's website is at www.pennichuck.com.

The Pennichuck Corporation logo is available at http://www.primenewswire.com/newsroom/prs/?pkgid=3800

This news release may contain certain forward-looking statements with respect to the financial condition, results of operations and business of Pennichuck Corporation. Forward-looking statements are based on current information and expectations available to management at the time the statements are made, and are subject to various factors, risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include, but are not limited to, timing and results of eminent domain-related settlement discussions with the City of Nashua and proceedings before the New Hampshire Public Utilities Commission; the impact thereof on consolidated business operations; legislation and/or regulation and accounting factors affecting Pennichuck Corporation's financial condition and results of operations; and, the impact of weather. Investors are encouraged to access Pennichuck Corporation's annual and quarterly periodic reports filed with the Securities and Exchange Commission for financial and business information regarding Pennichuck Corporation, including a more detailed discussion of these and other risks and uncertainties that could affect Pennichuck Corporation's forward-looking statements.

CONTACT:  Pennichuck Corporation
          William D. Patterson, Senior Vice President and Chief
            Financial Officer
          603-913-2300
          Fax: 603-913-2305